                                                               EXHIBIT 10.38

CONFIDENTIAL TREATMENT
BANYAN SYSTEMS INCORPORATED HAS REQUESTED THAT THE MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.


                      SOFTWARE ASSETS PURCHASE AGREEMENT

     This Software Assets Purchase Agreement (the "Agreement") is entered into this 28th day of February, 1996 (the "Effective Date") by and between Banyan Systems, Inc., a Massachusetts corporation with its principal office at 120 Flanders Road, Westboro, Massachusetts 01581 ("Banyan"), and Toucan Software, Inc., a Washington corporation, with its principal office at 979 Osos Street, Suite E, San Luis Obispo, California 93401 ("Toucan").

                                  WITNESSETH
                                  ----------

     WHEREAS, Banyan desires to purchase, and Toucan desires to sell, all of Toucan's rights, title and interest in certain software products developed and/or distributed by Toucan under the STREETDRIVE and STREETPRINT trademarks.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. DEFINITIONS
        -----------

     As used in this Agreement:

    1.1 "STREETDRIVE" shall mean the software product of Toucan, the specifications for which are set forth in all material respects in Exhibit A, that is distributed as of the Effective Date under the trademark STREETDRIVE;

    1.2 "STREETPRINT" shall mean the software product of Toucan, the specifications for which are set forth in all material respects in Exhibit
A, that is distributed as of the Effective Date under the trademark STREETPRINT; and

    1.3 "Purchased Software" shall mean STREETDRIVE and STREETPRINT.

    2.  SALE AND DELIVERY OF THE ASSETS
        -------------------------------

    2.1 Assignment of Rights and Assumption of Liabilities.
        --------------------------------------------------

        (a) Effective upon Acceptance (as defined in Section 2.3), Toucan hereby assigns to Banyan all right, title and interest in and to or under (i) the Purchased Software, including but not limited to all copyrights, trade secrets, and technical information owned by Toucan relating to the Purchased

Software, including all rights arising under any agreement or otherwise pursuant to which Toucan has acquired or been granted rights in any of the foregoing (collectively, the "Software Rights and Information"), (ii) all trademarks, tradenames and service marks owned by Toucan relating to the Purchased Software, including the marks "STREETDRIVE" and "STREETPRINT," but excluding the marks and trade names "Toucan" and "Toucan Software" (collectively, the "Marks"), (iii) all of Toucan's end-user licenses, reseller agreements and support and maintenance agreements relating to the Purchased Software with the customers and resellers listed in Exhibit C attached hereto (collectively, the "Purchased Software Licenses"), and (iv) the Agreement for Settlement, Release, and Accord and Satisfaction between Toucan, LANShark Systems, Inc., Craig Armstrong, and Craig Armstrong dba Software Classics, except for payments due to Toucan thereunder, as described below (the "Settlement Agreement"). Collectively, the Software Rights and Information, Marks, Settlement Agreement and Purchased Software Licenses are hereinafter referred to as the "Intangible Property." The Purchased Software and the Intangible Property are hereinafter referred to as the "Assets."

          (b) Notwithstanding anything to the contrary in paragraph 2.1(a) above, the Assets to be purchased by Banyan hereunder shall not include (i) any existing inventory of, or packaging or marketing materials for, the Purchased Software, (ii) any software programs or intellectual property unrelated to the Purchased Software, (iii) any cash, accounts receivable, equipment, furnishings or fixtures of Toucan, (iv) any contracts or commitments other than those explicitly referred to in paragraph 2.1(a), (v) any end-user licenses, reseller agreements or support and maintenance agreements not listed on Exhibit C (the "Excluded Licenses"), or (vi) any payments due to Toucan from LANShark Systems, Inc. under the Settlement Agreement, including without limitation royalty payments due to Toucan under Section 13 of the Settlement Agreement. Banyan shall obtain from LANShark or otherwise make such payments due to Toucan and shall pay Toucan such amounts in a reasonable period.

         (c) Effective upon Acceptance (as defined in Section 2.3), Banyan hereby assumes all of Toucan's duties, liabilities and obligations under the Purchased Software Licenses and the Settlement Agreement.

     2.2 Delivery of the Assets and Further Assurances.
         ---------------------------------------------

         (a) Subject to and upon the terms and conditions of this Agreement, within ten (10) days of the date of this Agreement, Toucan shall deliver to Banyan a copy of all versions (including all work in process) of source code, object code and documentation (in source and object code form) for the STREETDRIVE and STREETPRINT programs (the "Initial Deliverables").

         (b) Toucan shall also deliver to Banyan each of the following additional documents:

             (i) one copy of end user product documentation, white paper, integration document, and Toucan's standard software license agreement and reseller agreement, to the extent Toucan has such materials as of the date of this Agreement.

             (ii) such instruments of conveyance, assignment and transfer, in form and substance satisfactory to Banyan, as shall be appropriate to convey, transfer and assign to, and to vest in, Banyan, all of Toucan's right, title and interest in and to the Assets:

             (iii) such contracts, files and other data and documents pertaining to the Assets as Banyan may reasonably request.

         (c) At Banyan's request and at Banyan's expense, but without further consideration to Toucan, Toucan promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as Banyan may reasonably request to more effectively transfer, convey and assign to Banyan, to confirm Banyan's title to all of the Assets, to put Banyan in actual possession and operating control thereof, and to carry out the purpose and intent of this Agreement.

     2.3 Acceptance Process.
         ------------------

         (a) Commencing on Toucan's delivery of the Initial Deliverables under
Section 2.2(a) to Banyan, Banyan shall have a period, subject to the 30 maximum Acceptance Testing Period (as defined below), to test and evaluate the Purchased Software in confidence (the "Initial Evaluation").

         (b) Banyan shall accept the Purchased Software if it conforms in all material respects to the Acceptance Criteria set forth in Exhibit A (the "Acceptance Criteria"). The Purchased Software shall be deemed to conform in all material respects unless it contains a "Severity 1" or "Severity 2" level problem as defined in Exhibit B attached hereto (a "Material Non-Conformity"). If Banyan reasonably determines during the Initial Evaluation that the Purchased Software contains a Material Non-Conformity, it may notify Toucan in writing of such Material Non-Conformity (a "Non-Conformity Notice"), in which case Toucan shall provide modifications or corrections for such Material Non-

Conformity within five business days of Toucan's receipt of such Non-Conformity Notice ("Corrections"). Banyan shall thereafter have a period of five (5) business days to evaluate and accept the Purchased Software, as modified by the Corrections (the "Subsequent Evaluation"). If Banyan reasonably determines during the Subsequent Evaluation that the Purchased Software still contains the Material Non-Conformity described in the initial Non-Conformity Notice or another Material Non-Conformity, it may send Toucan another Non-Conformity Notice, in which case Toucan shall again provide Corrections within five business days, and Banyan shall again have the opportunity to conduct another Subsequent Evaluation on the same terms as provided above, until such Material Non-Conformity shall have been resolved to Banyan's reasonable satisfaction.

         (c) Banyan shall be deemed to have accepted the Purchased Software ("Acceptance") if any of the following occur: (i) Banyan notifies Toucan in writing that it has accepted the Purchased Software, (ii) Banyan fails to notify Toucan prior to the expiration of the Initial Evaluation period or any Subsequent Evaluation period that the Purchased Software contains a Material Non-Conformity, or (iii) whether or not either of the foregoing has occurred, Banyan ships any Purchased Software products to its own customer(s) for revenue production purposes, unbundled or bundled with other products or services.

         (d) In the event that Banyan does not accept the Purchased Software in accordance with the terms of this Section 2.3 within 30 calendar days of delivery of the Initial Deliverables (the "Acceptance Testing Period") as a result of Toucan's inability to correct a Severity Level 1 Material Non-Conformity, as described in Exhibit B, for which Toucan has received a Non-Conformity Notice from Banyan, either party shall have the right to terminate this AGreement without liability for such termination. In the even of such termination, (i) Banyan shall promptly thereafter return the Initial Deliverables and any other documents or materials delivered by Toucan to Banyan in connection with this Agreement, and (ii) Toucan shall promptly thereafter return the $375,000 initial payment under Section 2.4(b), without interest, to Banyan. In addition, if Banyan does not accept the Purchased Software, nothing in this Agreement or in the actions of either party taken in contemplation of or in performance of this Agreement shall be deemed to grant Banyan any ownership interest whatsoever in the Assets.

         (e) In the event that Banyan provides its Acceptance of the Purchased Software even though Toucan is unable to correct a Severity Level 1 Material Non-Conformity for which Toucan has received a Non-Conformity Notice from Banyan during the Acceptance Testing Period, Banyan shall have the right to withhold up to $37,500 from the $375,000 second payment due under

Section 2.4(b) until Toucan is able to correct such Severity Level 1 Material Non-Conformity. In the event that Toucan is unable to correct such Severity Level 1 Material Non-Conformity prior to the end of the initial 12 month term under the Support Services Agreement between the parties, Banyan shall have the right to retain the amount so withheld by Banyan.

     2.4 Base Purchase Price
         -------------------

         (a) The full and complete cash purchase price for the Assets shall be seven hundred fifty thousands dollars ($750,000), (the "Purchase Price"). The Purchase Price shall be payable in the manner described in paragraph
(b) of this Subsection 2.4

         (b) Banyan shall pay Toucan the sum of three hundred seventy-five thousand dollars ($375,000) in cash, by cashier's or certified check or by wire transfer of immediately available funds to an account designated by Toucan upon the execution of this Agreement by Banyan and Toucan. Subject to paragraph (e) of Section 2.3, Banyan shall pay Toucan the sum of three hundred seventy-five thousand dollars ($375,000) upon Banyan's Acceptance in writing of the Purchased Software.

3. REPRESENTATIONS OF TOUCAN.
   -------------------------

   Except as disclosed in Toucan's Schedule of Exceptions attached hereto as Exhibit D and incorporated by reference herein. Toucan represents and warrants to Banyan as follows:

    3.1 Organization.
        ------------

    Toucan is a corporation duly organized and validly existing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby.


     3.2 Authorization.
         -------------

     The execution and delivery of this Agreement by Toucan, and the agreements provided for herein, and the consummation by Toucan of all transactions contemplated hereby, have been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Toucan is a party constitute the valid and legally binding obligations of Toucan, enforceable against Toucan in accordance with their respective terms. The execution, delivery and performance by Toucan of this Agreement and the agreements provided for herein, and the consummation by Banyan of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Toucan; (b) violate the provisions of the Certificate of Incorporation or Bylaws of Toucan; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Toucan pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Toucan is a party or by which Toucan or any of its properties is or may be bound. No consents or approvals of third parties are required in connection with the consummation by Toucan of the transactions contemplated by this Agreement.

     3.3 Ownership of the Assets.
         -----------------------

     To the best of Toucan's knowledge, thee are no claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting the Assets. Toucan is the original author of the Purchased Software and owner of the Assets, and has the right to sell and transfer to Banyan all of Toucan's right, title and interest in and to the Assets, free and clear of all delivery to Banyan of the instruments of transfer of ownership contemplated by this Agreement will vest all of Toucan's right, title and interest in and to the Assets in Banyan, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever.

     3.4 Litigation.
         ----------

     Toucan is not a party to, or to Toucan's best knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business or condition (financial or otherwise) of Toucan.

     3.5 Contracts and Commitments.
         -------------------------

     Toucan acknowledges that Banyan is not assuming any of the obligations of Toucan under any agreements between Toucan and a third party unrelated to this Agreement.

     3.6 Customers.
         ---------

     Exhibit C attached hereto sets forth, to the best of Toucan's knowledge, a true, correct and complete list of the names and addresses of all customers of Toucan.

    3.7 Trade Names and Other Intangible Property.
        -----------------------------------------

        (a) To the best of Toucan's knowledge, true, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by Toucan to Banyan.

        (b) Toucan has received no notice of, and has no knowledge of any basis for, a claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other intellectual property right of a third party, or that it is illegally or otherwise using the trade secrets or any other property rights of others. Toucan has no disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of Toucan.

     4. REPRESENTATIONS OF BANYAN
        -------------------------

     Banyan represents and warrants to Toucan that Banyan is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. Banyan has full power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     4.1 Litigation.
         ----------

     Banyan is not a party to, or to Banyan's best knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business or condition (financial or otherwise) of Banyan. Banyan is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority.

     4.2 Authorization.
         -------------

     The execution and delivery of this Agreement by Banyan, and the agreements provided for herein, and the consummation by Banyan of all transactions contemplated hereby, have been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Banyan is a party constitute the valid and legally binding obligations of Banyan, enforceable against Banyan in accordance with their respective terms. The execution, delivery and performance by Banyan of this Agreement and the agreements provided for herein, and the consummation by Banyan of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Banyan; (b) violate the provisions of the Certificate of Incorporation or Bylaws of Banyan; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Banyan pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Banyan is a party or by which Banyan or any of its properties is or may be bound. No consents or approvals of third parties are required in connection with the consummation by Banyan of the transactions contemplated by this Agreement.

     5. INDEMNIFICATION
        ---------------

     5.1 By Banyan and Toucan.
         --------------------

     Banyan and Toucan each hereby indemnifies and holds harmless the other party against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by Banyan or Toucan by reason of or arising out of or in connection with the following:

        (a) Any breach by the indemnifying party of any representation or warranty in this Agreement;

        (b) Any breach of any covenant,, agreement or obligation of the indemnifying party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

        (c) Any misrepresentation contained in any statement, certificate or Exhibit furnished by the indemnifying party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

     Each party agrees to provide applicable documents and personnel and to reasonably cooperate in the event of any claim, suit or action arising out of this Agreement.

     5.2 Indemnification by Toucan.
         -------------------------

     Except as provided below, Toucan further agrees to indemnify and hold harmless Banyan from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions), reasonably incurred by Banyan, by reason of or arising out of or in connection with the following:

         (a) Any claims against or liabilities of Toucan under end user licenses, reseller agreements or support and maintenance agreements which are not specifically assumed by Banyan pursuant to this Agreement;

         (b) Any claims by Craig Armstrong and/or Armstrong d/b/a Software Classics or any affiliate, successor or assign of the foregoing arising out of any act or omission by Toucan which is determined in a final judgment by a court of competent jurisdiction, following all appeals, to constitute a breach by Toucan of the Settlement Agreement.

    However, notwithstanding anything to the contrary herein, Toucan shall not indemnify or hold harmless Banyan against any claims, damages, or expenses, including without limitation, settlement costs or legal expenses arising out of or in connection with any claims or action by LANShark or Scott Sharkey, or any affiliate, successor or assign of the foregoing arising from the Settlement Agreement.

     5.3 Indemnification by Banyan.
         -------------------------

         (a) Banyan shall at its expense defend, indemnify and hold harmless Toucan, Charles Joseph Stephens and Mary Lee Olson from all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) arising out of any claim or action that:

             (i) names Banyan and Toucan, Charles Joseph Stephens and/or Mary Lee Olson; or

             (ii) names only Toucan, Charles Joseph Stephens and/or Mary Lee Olson and is made or filed by LANShark Systems, Inc., Scott Sharkey, or any affiliate, successor or assign of the foregoing; and

             (iii) in either case of subparagraphs (i) or (ii) above, alleges that the Purchased Software or any authorized derivatives, modifications or enhancements thereof infringe or misappropriate a patent, copyright, trademark, other intellectual property or other right of a third party plaintiff or any claim or suit related to the Settlement Agreement or the Assets.

     Banyan shall have sole control of the defense, settlement or compromise of such claim or suit, and the retention and direction of counsel. Banyan shall not assert a claim against Toucan pursuant to Toucan's indemnity obligations described above until final judgment from a court of competent jurisdiction, following all appeals, on the claim or claims against which Banyan is indemnifying Toucan or until after a written settlement arising under Banyan's indemnity obligation.

         (b) Banyan shall at its expense defend, indemnify and hold harmless Toucan, Charles Joseph Stephens and Mary Lee Olson from any and all loss, damage or expense, cost and liability, including without limitation legal fees (up to a maximum of $500,000 for all such legal fees, loss, damage and expense) arising out of any claim or action that:

             (i) names only Toucan, Charles Joseph Stephens and/or Mary
Lee Olson and that is alleged or brought by Craig Armstrong and/or Armstrong d/b/a Software Classics or any affiliate, successor or assign of the foregoing; and

             (ii) alleges that the Purchased Software or any authorized derivatives, modifications, or enhancements thereof infringe or misappropriate a patent, copyright, trademark or other intellectual property right of Craig Armstrong and/or Armstrong d/b/a Software Classics or any affiliate, successor or assign of the foregoing, or makes any other claim related to the Settlement Agreement or the Assets.

     In the event that Craig Armstrong and/or Armstrong d/b/a Software Classics or any affiliate, successor or assign of the foregoing files an action against Toucan, Charles Joseph Stephens and/or Mary Lee Olson, Banyan shall, as applicable in Banyan's judgment:

           (i) include a condition in any settlement agreement therewith that Toucan, Charles Joseph Stephens and Mary Lee Olson will be released from any claims related to the Assets and/or the Settlement Agreement;

           (ii) not file an action against Toucan, Charles Joseph Stephens and/or Mary Lee Olson for a breach of the Settlement AGreement; or

           (iii) pursue litigation against Craig Armstrong and/or Armstrong d/b/a Software Classics or any affiliate, successor or assign of the foregoing, and only pursue a claim against Toucan under Toucan's indemnity obligations described above, following all appeals, if a final judgment by a court of competent jurisdiction is issued against Toucan, Charles Joseph Stephens and/or Mary Lee Olson for a breach of the Settlement Agreement.

     Banyan shall have the right to name Hale and Dorr as its representative legal counsel in connection with any such claim or suit. However, the parties will mutually agree upon local counsel that will represent Toucan, Charles Joseph Stephens and/or Mary Lee Olson to defend such claim or suit. If Toucan and Banyan are not able to agree upon such local law firm, Fenwick and West shall be retained by Banyan to serve as local law firm for such purposes.

     Banyan shall not assert a claim against Toucan pursuant to Toucan's indemnity obligations described above until final judgment from a court of competent jurisdiction, following all appeals, on the claim or claims against which Banyan is indemnifying Toucan, or until after a written settlement arising under Banyan's indemnity obligation.

     Banyan and Toucan agree that any settlement or compromise of such claim or suit shall not in any way affect Banyan's right, title to and interest in the Assets purchased by Banyan pursuant to the Agreement.

         (c) Except as otherwise specifically provided above in subparagraph
(a) (ii) regarding Banyan's obligation to indemnify Toucan from claims by Scott Sharkey or LANShark, or any affiliate, successor or assign of the foregoing arising from the Settlement Agreement, Banyan shall have no obligation under paragraphs (a) and (b) of this Section 5.3 to indemnify Toucan if, and only to the extent that, any loss, damage, expense, cost or liability incurred by Toucan in connection with a claim that would otherwise be subject to Banyan's indemnification obligations under paragraphs (a) or (b) of this
Section 5.3 arises out of an act or omission by Toucan against which Toucan is required to indemnify Banyan pursuant to Sections 5.1 or 5.2 above and following all appeals from a final judgment issued by a court of competent jurisdiction under Section 5.3.

     5.4 Claims for Indemnification; Defense by Indemnifying Party.
         ---------------------------------------------------------

         (a) Any party that proposes to assert the right to be indemnified under Sections 5.1, 5.2 or 5.3 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under such sections, notify such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under such Sections to the extent it is not prejudiced as a proximate result of such failure.

         (b) If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement as required by paragraph (a), the indemnifying party will be entitled to participate in and to the extent that it so elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party. Except as provided in paragraph (c) or Section 5.3 above, the indemnifying party may control the defense of the action and choose counsel to represent the indemnified party.

         (c) Notwithstanding paragraph (b) above, the indemnified party shall have the right to employ its counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.

         (d) It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for the indemnified party except as provided in Section 5.3(b). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.
An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). In the event that Banyan is the indemnifying party, it may reasonably withhold its consent to any settlement or compromise that adversely affects Banyan's right, title and interest in the Assets.

    5.5 Payment of Indemnification Obligation.
        -------------------------------------

     Banyan agrees not to set-off any claim for indemnification by Banyan under this Section 5 or under any other provision of this Agreement against Banyan's obligation to make payments pursuant to Section 2.4. Indemnification hereunder shall be affected by payment of cash or delivery of a cashiers or certified check in the amount of the indemnification liability.

     5.6 Survival of Representations and Claims for Indemnification.
         ----------------------------------------------------------

     All representations and warranties made by the parties hereunder shall survive the effective date of this Agreement and shall expire on the seventh anniversary of such effective date, except for any claims asserted in writing prior to such seventh anniversary which shall survive until fully resolved and satisfied. All claims for indemnity shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such seven year period.

     6. PROPRIETARY INFORMATION
        -----------------------

     Toucan and Banyan agree that from and after the Effective Date:

     The recipient party shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the disclosing party ("Confidential Information") and shall not disclose, publish or make use of the same without the consent of the disclosing party.

     The following information shall not be considered Confidential Information for purposes of this Agreement: information lawfully obtained from other sources; information necessary to disclose to government authorities having jurisdiction over either party, provided the disclosing party has received prompt written notice of such disclosure requirement, or as may otherwise be required by law; information for which such duty as to confidentiality is waived by the disclosing party; information that was independently developed by employees of the receiving party who have not had access to such Confidential Information; or information that is or becomes publicly available through no wrongful act of the receiving party.

     The recipient party agrees that the remedy at law for any breach of this Subsection 6 would be inadequate and that the disclosing party shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 6.

     7. NON-COMPETITION AGREEMENT
       -------------------------

     Concurrently with the execution of this Agreement by the parties, Mary Lee Olson and Charles Joseph Stephens shall enter into a Non-Competition Agreement.

     8. USE OF NAME
       -----------

     Toucan agrees not to use the trademarks "STREETDRIVE", "STREETPRINT" or any derivation thereof after the Effective Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by Toucan on the Effective Date.

     9. PRODUCT CLAIMS AND RETURNS
        --------------------------

     Until the Effective Date, Toucan shall remain liable and responsible for customer claims relating to the Purchased Software licensed by Toucan and services performed by Toucan prior to such date to the extent such claims are asserted by the customer prior to such date. Thereafter, Banyan shall be liable and responsible for all such claims.

     10. TERMINATION BY AGREEMENT OF THE PARTIES
         ---------------------------------------

     In addition to other rights of termination as provided above in Section 2, this Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by mutual agreement, Banyan shall have no further obligation or liability to Toucan under this Agreement, and Toucan shall have no further obligation or liability to Banyan under this Agreement.

     11. TRANSFER AND SALES TAX
         ----------------------

     Notwithstanding any provisions of law imposing the burden of such taxes on Toucan or Banyan, as the case may be, Banyan shall be responsible for and shall pay all sales, use and transfer taxes imposed on Banyan or Toucan pursuant to the transaction contemplated by this Agreement by the Commonwealth of Massachusetts or the State of California, and Toucan shall be responsible for and shall pay all taxes imposed on Toucan's income from the transaction contemplated by this Agreement.

     12. NOTICES
         -------

     Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by telex, Federal Express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     To Toucan:
     Mary Lee Olson, President
     Toucan Software, Inc.
     979 Osos Street, Suite E
     San Luis Obispo, CA 93401

     With a copy to:
     Richard E. Wyde, Esq.
     Davis Wright Tremaine
     1501 Fourth Avenue, Suite 2600
     Seattle, WA 98101

     To Banyan:
     Banyan Systems Inc.
     120 Flanders Road
     Westboro, MA 01581
     Attn: General Counsel

     Unless otherwise specified herein, such notices or other communications shall be deemed received on the date such notice is actually received.

     13. SUCCESSORS AND ASSIGNS
         ----------------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Toucan may not assign its respective obligations hereunder without the prior written consent of Banyan. Any assignment in contravention of this Provision shall be void.

     14. ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS
         -----------------------------------------

         (a) This Agreement, all Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the paries hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. Banyan and Toucan, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by Banyan and Toucan.

         (b) If the provisions of any Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     15. EXPENSES
         --------

     Except as otherwise expressly provided herein, Banyan and Toucan shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

     16. LEGAL FEES
         ----------

     In the event that legal proceedings are commenced by Banyan against Toucan, or by Toucan against Banyan, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     17. GOVERNING LAW
         -------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its rules on conflicts of law, and provided however, that venue shall be in the courts of San Francisco, California.

     18. SECTION HEADINGS
         ----------------

     The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     19. SEVERABILITY
         ------------

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     20. COUNTERPARTS
         ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

BANYAN SYSTEMS, INC.

By:/s/ Richard L. Bugley
   --------------------------------------
Printed Name: Richard L. Bugley
              ---------------------------
Title: Vice President and General Counsel
       ----------------------------------


TOUCAN SOFTWARE, INC.

By: /s/ Mary Lee Olson
   --------------------------------------
Printed Name: Mary Lee Olson
             ----------------------------
Title: President
      -----------------------------------

                                  EXHIBIT A
                                  ---------

                  Purchased Software and Acceptance Criteria
                  ------------------------------------------

1. StreetDrive Specifications

   1.1 StreetDrive is a service that allows workstations, that are running Banyan VINES client software versions 5.50 or greater, to SETDRIVE to Windows NT hard disks, CD-ROMs, optical disks, floppy disks, and some remote network drives. StreetDrive responds to the workstations in the same manner as a native VINES file service version 5.50 or greater, other than OS/2 extended attributes, which are not supported. StreetDrive does NOT support Macintosh clients.


   1.2 StreetDrive stores all logging and tracing messages in the Windows NT Event Manager.

   1.3  StreetDrive is controlled by the Windows NT Service Control Manager.

   1.4 StreetDrive has a configuration program which runs on the same physical Windows NT machine which is running the StreetDrive service. This configuration saves it's information in the Windows NT Registry and notifies the StreetDrive service that configuration changes have been made.

   1.5 StreetDrive does NOT report disk size or free space larger than 4 gigabytes to VINES workstations of any type.

   1.6 StreetDrive shall include a Banyan product name and Banyan trademark and copyright notices.

   1.7  StreetDrive runs on Windows NT version 3.51.

   1.8 StreetDrive registers with StreetTalk as multiple PC-based file services. VINES workstations, as stated in Exhibit A, can communicate with any or all of these PC-based file services.

   1.9 StreetDrive responds to the Banyan SETARL program as a VINES 5.5x or VINES 6.xx file service does.

   1.10 StreetDrive mostly works on subnets that have NO Banyan servers directly attached. However, there are problems with Banyan's Vns ValidateNonce function which does impact security in this case.

2. Acceptance Criteria for StreetDrive

   StreetDrive must comply with the StreetDrive Specifications as well as support the following functionality and software revisions:

   2.1 StreetDrive must respond correctly to the following VINES workstation types: DOS 5.x, DOS 6.x, Windows 3.1, Windows for Workgroups 3.11, Windows NT 3.5, Windows NT 3.51, Windows 95.

   2.2  StreetDrive must respond to OS/2 Warp, OS/2 2.0, OS/2 2.1, and
        OS/2 2.11 in the correct manner for all requests other than requests for Extended Attribute support.

   2.3 StreetDrive must respond correctly to VINES workstations running VINES versions 5.5x and 6.xx unless otherwise stated in Exhibit A.

   2.4 StreetDrive must run when the Windows NT machine running StreetDrive is connected to StreetTalk servers running VINES versions 5.5x and 6.xx, and currently shipping versions of ENS for UNIX, unless otherwise stated in Exhibit A.

   2.5 StreetDrive must work correctly with VINES 5.xx ARLs other than as follows. When ARLs are configured as Single ARL and Directory-level ARLs, New File ARL inheritance does NOT work as in File-level ARLs.

   2.6 When user limits are established for a share through the StreetDrive Configuration program, the StreetDrive service will limit the number of concurrent connections to the configured limit for that share.

   2.7 When idle connection timeouts are enabled for a share in the StreetDrive Configuration program, the StreetDrive service will disconnect a SPP connection if no data has been sent from the workstation for the configured amount of idle time. This feature does NOT remove the drive letter mapping from the user's workstation.

   2.8 When Remote Administration access is enabled, the StreetDrive Monitor can disconnect individual users or the all of the users of a share. StreetDrive must correctly allow either users in the AdminList for the StreetTalk share or a configured list of StreetTalk items to perform the two disconnect operations. The disconnect operation does not remove the drive letter from the user's workstation; it merely disconnects the SPP connection.

   2.9  The StreetDrive Monitor program must correctly display Service
        Statistics.

   2.10 StreetDrive must act as a "Z drive" to VINES 5.5x and VINES 6.xx workstations as a Banyan VINES 5.5x or VINES 6.xx "Z drive" responds, unless otherwise stated in Exhibit A.

   2.11 The StreetDrive service must provide access to the following file systems on Windows NT: FAT, NTFS, HPFS, CDFS, remote LAN Manager shares, remote VINES shares, remote NFS shares, and remote Netware volumes via Microsoft's Novell Gateway.

   2.12 StreetDrive must allow the VINES client types listed in Exhibit A sections 2.1 and 2.2 to open files, close files, read from files, write to files, lock and unlock sections of a file, and seek to a position in a file.

3. StreetPrint Specifications

   3.1 StreetPrint is a service that allows workstations, that are running Banyan VINES's client software versions 5.50 or greater, to print to Windows NT connected printer queues. StreetDrive responds to the workstations in the same manner as a native VINES print service version 5.50 or greater. Streetprint does NOT work with PC-print. StreetPrint does NOT redirect print jobs to another Banyan VINES print queue.

   3.2 StreetPrint stores all logging and tracing messages in the Windows NT Event Manager.

   3.3  StreetPrint is controlled by the Windows NT Service Control Manager.

   3.4 StreetPrint has a configuration program which runs on the same physical Windows NT machine which is running the StreetPrint service. This configuration program saves it's information in the Windows NT Registry and notifies the StreetPrint service that configuration changes have been made.

   3.5  VINES PC-print is NOT supported by StreetPrint.

   3.6 StreetPrint shall include a Banyan product name and Banyan trademark and copyright notices.

   3.7  StreetPrint runs on Windows NT version 3.51.

   3.8 The StreetPrint Reports program displays filtered print reports as either an hourly usage report, a print job list, or a StreetTalk usage report. These reports are filtered by a time range and a StreetTalk pattern.

   3.9 StreetPrint mostly works on subnets that have NO Banyan servers directly attached. However, there are problems with Banyan's VnsValidateNonce function which does impact security in this case.

4. Acceptance Criteria for StreetPrint

   StreetPrint must comply with the StreetPrint Specifications as well as support the following functionality and software revisions:

   4.1 StreetPrint must respond correctly to the following VINES workstation types: DOS 5.x, DOS 6.x, Windows 3.1, Windows for Workgroups 3.11, Windows NT 3.5, Windows NT 3.51, Windows 95, OS/2 Warp, OS/2 2.0, OS/2 2.1, and OS/2 2.11 in the correct manner.

   4.2 If the number of jobs is limited for a StreetPrint destination in the StreetPrint Configuration program, the StreetPrint service must NOT allow a greater number of jobs in the print queue at any one time.

   4.3 If the job size is limited for a StreetPrint destination in the StreetPrint Configuration program, the StreetPrint service must NOT allow jobs of a greater size than the configured amount into the print queue.

   4.4 StreetPrint must only allow users in the Users list access to the StreetPrint queue. All other users must be denied.

   4.5 StreetPrint must only allow users in the Operators list to control the StreetPrint queue and jobs belonging to other users. All other users must be denied this access.

   4.6 StreetPrint must correctly print jobs to local and remotely configured Windows NT print queues.

   4.7 The SETPRINT command must correctly display the list of jobs currently in a StreetPrint queue.

   4.8  StreetPrint must respond correctly to the following SETPRINT commands:
        SHOW details, ON HOLD, OFF HOLD, RESCHEDULE, CANCEL, REPRINT job,
        Move to TOP of queue, Move to BOTTOM of queue, and CHANGE format. StreetPrint does NOT respond correctly to the Move to DIFFERENT queue command.

   4.9 StreetPrint must allow connections view SETPRINT and the Windows Print Manager from the VINES client types listed in Exhibit A sections 4.1.

   4.10 StreetPrint must allow the VINES client types listed in Exhibit A sections 4.1 to BPRINT to the StreetPrint service.

                                  EXHIBIT B
                                  ---------

                               SEVERITY LEVELS
                               ---------------

Severity Procedures
- - -------------------

Severity 1:  Indicates a critical condition where the server, network or
- - ----------
mission critical service or application is down and requires an immediate solution.

Severity 1 Examples:
- - -------------------

Data loss or data inconsistency. Users are unable to login to the server/network. Server is in an inconsistent state and will not boot. Consultant or Toucan on-site.

Severity 2:  Indicates that the server or network is operational but the
- - ----------
customer's business is being impacted.

Severity 2 Examples:
- - -------------------

A server must be rebooted to prevent a server crash. A service must be recycled to prevent a server crash. Intermittent client disconnects from the network.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                                   EXHIBIT C

                            END USERS AND RESELLERS


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                                     C - 1

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


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                                     C - 2

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


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                                     C - 3

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

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                                      C-4

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

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                                      C - 5

                                   EXHIBIT D

                            SCHEDULE OF EXCEPTIONS

    The representations and warranties of Toucan Software, Inc. contained in that certain Software Assets Purchase Agreement dated February __, 1996 (the "Purchase Agreement") are made subject to, and qualified in all respects by the information contained in this Schedule of Exceptions. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Purchase Agreement.

1.  Section 3.2 (Authorization). The third sentence is qualified as follows:
    ---------------------------

    Compliance with the applicable bulk sales laws may be required. If the bulk sales laws of any jurisdiction apply to this transaction and are not complied with, Banyan could be liable for, and the Assets may be subject to, the claims of Toucan's creditors.

2.  Section 3.3 (Ownership of Assets). This section is qualified as follows:
    ---------------------------------

    (a) Toucan and Charles Joseph Stephens were sued in 1995 by LANShark Systems, Inc., Craig Armstrong and Armstrong d/b/a Software Classics over alleged copyright violations and breach of a Software Publishing Agreement between Armstrong and Stephens, on the one hand, and LANShark, on the other. That lawsuit was settled pursuant to an Agreement for Settlement, Release, and Accord and Satisfaction among the parties (the "Settlement Agreement"), a copy of which has been previously provided to Banyan. Under the Settlement Agreement, the parties acknowledged "similarities" and "some similar software source code and structure" between STREETDRIVE (Version 1x), on the one hand, and software programs developed by Stephens and Armstrong and marketed by LANShark pursuant to the Software Publishing Agreement under the name "CD-Direct" and certain draft software referred to in the Settlement Agreement, on the other. Pursuant to the Settlement Agreement, the parties agreed that each of them "owns individually and separately those similar portions and that each party has the right to use those portions without payment, royalties or accounting to the other party."

    (b) Toucan has included copyright notices (C) in the user documentation for the Purchased Software, in the source code listings, on the label of the Purchased

     Software media and on the initialization screen for the Purchased Software. Toucan has generally but not always included a trademark notice ("TM") with written references to the Marks contained in user documentation, marketing materials, product packaging, and the like. Toucan has not filed any copyright registration applications or patent registration applications with respect to the Purchased Software or any trademark registrations with respect to the Marks, nor has it conducted any search for patent or copyright registration applications, copyright registrations, or issued patents that might be infringed by the Purchased Software or any search for trademarks, registered or unregistered, that might be infringed by the Marks.

     (c)  See Item 1 of this Schedule of Exceptions.

     (d) Toucan has licensed the Purchased Software to its customers under "shrinkwarp" or "boxtop" licenses included as part of the product packaging. The enforceability of such licenses is by no means clear. In addition, some of Toucan's resellers may have repackaged or licensed copies of the Purchased Software licensed to their own customers without including Toucan's standard end-user license.


 3.  Section 3.4 (Litigation). This Section is qualified as follows:
     ------------------------

     Toucan understands that Scott Sharkey, on being apprised of this transaction, apparently made comments to Mike Wixon that suggest he and LANShark may make claims against Toucan. Scott Sharkey did not specify what claims might be asserted.

4.   Section 3.6 (Customers).  This Section is qualified as follows:
     -----------------------
     Exhibit D sets forth a list of those customers and resellers, together with their names and addresses, of which Toucan is aware. Some of Toucan's resellers do not identify to Toucan the end-users of the Purchased Software who license the software through the reseller.

5.   Section 3.7 (Trade Names and Other Intangible Property).
     -------------------------------------------------------
     This Section is qualified by the exceptions described in Item 2(a) and
     Item 3 above.


                                      D-2